UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 10, 2014

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

25 West Easy Street, #306, Simi Valley, CA 93065
Address of principal executive offices

Registrant's telephone number: (805) 530-2574

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 10, 2014, Drinks Americas Holdings, Ltd. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation in order to decrease the par value of the Company’s capital stock from $0.001 to $0.0001.

The foregoing summary of the Certificate of Amendment, is not complete, and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Certificate of Amendment for a complete understanding of the terms and conditions therein.

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 10, 2014, the Company obtained the written consent in lieu of a meeting of stockholders from the holders of a majority of the Company’s outstanding securities entitled to vote approving an amendment to the Company Certificate of Incorporation in order to decrease the par value of the Company’s capital stock from $0.001 to $0.0001.

Item 8.01	Other Events

As of September 16, 2014, the Company had 1,082,982,992 shares of Common Stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Certificate of Amendment to the Certificate of Incorporation dated September 10, 2014

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 2014

DRINKS AMERICAS HOLDINGS, LTD.

/s/ Timothy Owens
Timothy Owens, Chief Executive Officer